EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Flora Growth Corp. of our report dated May 9, 2022, relating to the consolidated financial statements for the years ended December 31, 2021 and December 31, 2020 and the period from incorporation (March 13, 2019) through December 31, 2019, appearing in the Annual Report on Form 20-F of Flora Growth Corp. (File No. 001-40397).

Vancouver, Canada

July 29, 2022